Exhibit  21.1
-------------

SUBSIDIARIES  OF  REGISTRANT
----------------------------

     1.   Genus Korea Co., Ltd. (a Korean entity)
     2.   Genus-Japan, Inc. (a Japanese entity)
     3.   Genus GMBH (a German entity)
     4.   Genus Europa (a United Kingdom entity)
     5.   Genus SARL (an Italian entity)